    As filed with the Securities and Exchange Commission on January 30, 1998
                           Registration No. __________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             Registration Statement under the Securities Act of 1933

                                   INTUIT INC.
             (Exact name of Registrant as specified in its charter)

            DELAWARE                              77-0034611
    (State of incorporation)        (I.R.S. employer identification number)

                               2535 GARCIA AVENUE
                         MOUNTAIN VIEW, CALIFORNIA 94043
          (Address of principal executive offices, including zip code)

                     INTUIT INC. 1993 EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                          CATHERINE L. VALENTINE, ESQ.
                                   INTUIT INC.
                            P.O. BOX 7850, M.S. 52028
                      MOUNTAIN VIEW, CALIFORNIA 94039-7850
                                 (650) 944-6656
            (Name, address and telephone number of agent for service)

                                   COPIES TO:
                              Kenneth A. Linhares.
                                 Fenwick & West
                              Two Palo Alto Square
                           Palo Alto, California 94306

                            CALCULATION OF REGISTRATION FEE
==============================================================================================
    TITLE OF                          PROPOSED MAXIMUM    PROPOSED MAXIMUM
SECURITIES TO BE     AMOUNT TO BE      OFFERING PRICE    AGGREGATE OFFERING    AMOUNT OF
   REGISTERED         REGISTERED          PER SHARE             PRICE       REGISTRATION FEE
----------------------------------------------------------------------------------------------
 Common Stock    2,105,000 shares(1)       $36.72            $77,295,600       $22,802
==============================================================================================

(1) Represents additional shares available for grants of awards under the 1993 Equity Incentive Plan as of January 30, 1998. The offering price information is estimated as of January 27, 1998, pursuant to Rule 457, solely for the purpose of calculating the registration fee.

================================================================================

This registration statement relates to 2,105,000 shares of Common Stock, $0.01 par value per share of the Registrant, reserved for issuance under the Intuit Inc. 1993 Equity Incentive Plan (the "Plan"). On March 12, 1993, the Registrant filed an initial Form S-8 Registration Statement (file no. 33-59458) to register 2,000,000 shares of Common Stock reserved for issuance under the Plan. On December 22, 1993, the Registrant filed a Form S-8 Registration Statement (file no. 33-73222) to register an additional 1,000,000 shares of Common Stock reserved for issuance under the Plan. On July 25, 1995, the Registrant filed a Form S-8 Registration Statement (file no. 33-95040) to register an additional 5,000,000 shares of Common Stock reserved for issuance under the Plan. On November 26, 1996, the Registrant filed a Form S-8 Registration Statement (file no. 333-16827) to register an additional 3,000,000 shares of Common Stock reserved for issuance under the Plan. (All share amounts have been adjusted to reflect stock splits.) The contents of such Registration Statements are incorporated herein by reference.


ITEM 8         EXHIBITS

4.01           Registrant's 1993 Equity Incentive Plan, as amended through
               January 16, 1998

5.01           Opinion of Counsel

23.01          Consent of Counsel (included in Exhibit 5.01)

23.02          Consent of Ernst & Young LLP, Independent Auditors

24.01          Power of Attorney (see page 4)






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


                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on January 28, 1998.



                                  INTUIT INC.


                                  By:   /s/ GREG J. SANTORA
                                      --___________-----------------------------
                                      Greg J. Santora
                                      Vice President and Chief Financial Officer









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


                                POWER OF ATTORNEY

By signing this Form S-8 below, I hereby appoint each of William V. Campbell and Greg J. Santora as my attorney-in-fact to sign all amendments to this Form S-8 on my behalf, and to file this Form S-8 (including all exhibits and other documents related to the Form S-8) with the Securities and Exchange Commission. I authorize each of my attorneys-in-fact to (1) appoint a substitute attorney-in-fact for himself and (2) perform any actions that he believes are necessary or appropriate to carry out the intention and purpose of this Power of Attorney. I ratify and confirm all lawful actions taken directly or indirectly by my attorneys-in-fact and by any properly appointed substitute attorneys-in-fact.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


            NAME                                TITLE                           DATE
            ----                                -----                           ----
PRINCIPAL EXECUTIVE OFFICER:


/s/  WILLIAM V.  CAMPBELL            President, Chief Executive Officer    January 28, 1998
-----------------------------        and Director
William V. Campbell


PRINCIPAL FINANCIAL OFFICER AND
PRINCIPAL ACCOUNTING OFFICER:


/s/  GREG J. SANTORA                 Vice President and                    January 28, 1998
-----------------------------        Chief Financial Officer
Greg J. Santora


ADDITIONAL DIRECTORS:


/s/  SCOTT D.  COOK                  Chairman of the Board of Directors    January 28, 1998
-----------------------------
Scott D.  Cook


/s/  CHRISTOPHER W.  BRODY           Director                              January 28, 1998
---------------------------
Christopher W.  Brody


/s/  L. JOHN DOERR                   Director                              January 28, 1998
-----------------------------
L. John Doerr


/s/  MICHAEL R. HALLMAN              Director                              January 28, 1998
-----------------------------
Michael R. Hallman


/s/  BURTON J.  MCMURTRY             Director                              January 28, 1998
-----------------------------
Burton J.  McMurtry






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


                                  EXHIBIT INDEX


Exhibit Number        Description                                                       Page
--------------        -----------                                                       ----
4.01                  Registrant's 1993 Equity Incentive Plan, as amended through
                      January 16, 1998

5.01                  Opinion of Counsel

23.01                 Consent of Counsel (included in Exhibit 5.01)

23.02                 Consent of Ernst & Young LLP, Independent Auditors

24.01                 Power of Attorney (see page 4)












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